   Form of Amended Schedule A to the Management and Administration Agreement

                                                          (h)(ii)(B)

                                                          Dated: April 1, 1997
                                                          Amended: April 4, 2001

                                    FORM OF
                                  SCHEDULE A
                                    TO THE
                    MANAGEMENT AND ADMINISTRATION AGREEMENT
                         BETWEEN FIFTH THIRD FUNDS AND
                    BISYS FUND SERVICES LIMITED PARTNERSHIP

     Name of Fund
     -------------
Fifth Third Government Money Market Fund       Fifth Third Strategic Income Fund
Fifth Third Prime Money Market Fund            Fifth Third Multicap Fund
Fifth Third Tax Exempt Money Market Fund       Fifth Third Worldwide Fund
Fifth Third Quality Growth Fund                Fifth Third Microcap Fund
Fifth Third Equity Income Fund                 Fifth Third Institutional Government Money Market Fund
Fifth Third Pinnacle Fund                      Fifth Third Institutional Money Market Fund
Fifth Third Balanced Fund                      Fifth Third Michigan Municipal Money Market Fund
Fifth Third Mid Cap Fund                       Fifth Third International GDP Fund
Fifth Third International Equity Fund          Fifth Third Small Cap Growth Fund
Fifth Third Technology Fund                    Fifth Third Large Cap Growth Fund
Fifth Third Intermediate Bond Fund             Fifth Third Equity Index Fund
Fifth Third Long Term Bond Fund                Fifth Third Large Cap Value Fund
Fifth Third U.S. Government Securities         Fifth Third Short Term Bond Fund
Fifth Third Intermediate Municipal Bond Fund   Fifth Third Michigan Municipal Bond Fund
Fifth Third Ohio Tax Free Bond Fund            Fifth Third Municipal Bond Fund
Fifth Third U.S. Treasury Money Market Fund    Fifth Third Ohio Tax Exempt Money Market Fund

     Compensation*
     ------------
     Annual Rate of:

     Twenty one-hundredths of one percent (0.20%) of all Funds' average daily net assets up to $1 billion

     Eighteen one-hundredths of one percent (0.18%) of all Funds' average daily net assets in excess of $1 billion up to $2 billion

     Seventeen one-hundredths of one percent (0.17%) of all Funds' average daily net assets in excess of $2 billion

     FIFTH THIRD FUNDS                       BISYS FUND SERVICES
                                             LIMITED PARTNERSHIP
                                             By: BISYS Fund Services, Inc.,
                                                 General Partner


     By:___________________                  By:____________________________
     Name: Jeffrey Cusick                    Name:__________________________
           ----------------
     Title: Vice President                   Title: Executive Vice President

       * All fees are computed daily and paid periodically.
     The rate of compensation includes up to four classes of shares per portfolio. An additional minimum fee of $10,000 per portfolio for each additional class will be assessed.